EXHIBIT 3.5

           CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
           RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
              OF THE SERIES A PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF



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                                                          FILED # C8467-97
                                                                 ---------
                                                            JUL 11 2001
                                                         IN THE OFFICE OF

                                                            Dean Heller

                                                  DEAN HELLER SECRETARY OF STATE


                                                               Exhibit A
                               Form of Certificate
                                 of Designations



              CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES
        AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
                        THE SERIES A PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF




      Pursuant to Section 1955 of Chapter 78 of the Nevada Revised Statutes




         Gasco Energy, Inc., a corporation organized and existing under the laws of the State of Nevada (the "CORPORATION"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Articles of Incorporation (the "ARTICLES") and pursuant to the provisions of
Section 1955 of Chapter 78 of the Nevada Revised Statutes, the following resolution was duly approved and adopted by the Board of Directors of the Corporation pursuant to the unanimous written consent of all of the members thereof:

         RESOLVED, that, pursuant to the authority vested in the Board of directors of the Corporation by the Certificate, there is hereby created and authorized out of the authorized shares of Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"), of the Corporation, 1,000 shares of a series of Preferred Stock designated as the Series A Preferred Stock (the "SERIES A PREFERRED STOCK") having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions as are set forth in this Resolution as follows:

         Section I.      DIVIDENDS; OTHER DISTRIBUTIONS.

         A. The holders of Series A Preferred Stock shall be entitled to receive cash dividends out of funds legally available for payment of dividends, when and as the same are declared by the Board of Directors of the Corporation. Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names shall appear on the share register of the Corporation on the record date for such dividend.

         B. So long as any Series A Preferred Stock shall remain outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on Common Stock nor shall the Corporation make any distribution on any Common Stock, nor shall any Common Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Common Stock, in each case unless the same action is taken by the Corporation with respect to the Series A Preferred Stock on an as-converted basis.

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         Section II.     LIQUIDATION PREFERENCE.

         In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after all liquidation preferences in respect of any class or series of Preferred Stock that by its terms is senior to the Series A Preferred Stock (collectively, "SENIOR SHARES") have been paid to the holders thereof, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to one dollar ($1.00) per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) plus any dividends declared but unpaid pursuant to Section I (the "PREFERENCE AMOUNT PER SHARE") and shall receive such Preference Amount Per Share before any payment shall be made or any assets distributed to the holders of Common Stock.

         Section III.    VOTING RIGHTS.

         A. A holder of Series A Preferred Stock shall be entitled to vote on all matters on which the holders of the Common Stock are entitled to vote, and to notice of any shareholders' meeting. Except as otherwise required by law or provided for in Section III (D) and (E), the holders of Series A Preferred Stock and the Common Stock shall vote together as a single class on all matters presented to shareholders and not as separate classes.

         B. For so long as at least one-half of the Series A Preferred Stock remains outstanding, the Series A Preferred Stock shall be entitled to 26% of the total voting power of all Common Stock and Series A Preferred Stock outstanding on the record date for the stockholders' vote treated as a single class (the "Preferred Voting Power"). Each share of Series A Preferred Stock shall be entitled to that number of votes equal to the Preferred Voting Power divided by the number of shares of Series A Preferred Stock outstanding.

         C. If less than one-half of the Series A Preferred Stock remains outstanding, it shall be entitled to one vote for each share of Common Stock into which it is convertible.

         D. Series A Preferred Stock voting as a separate class shall be required:

                  1.     to approve any plan or merger or exchange  entered into
                         by  the   Corporation   or  the   disposition   by  the
                         Corporation of all or substantially all its assets;

                  2.     to amend the Articles;

                  3. for the Corporation to issue any capital stock other than Common Stock; or

                  4. for the Corporation to increase the size of its board of directors to more than nine persons.

         E. If at any time the Corporation's Board of Directors shall have a designated executive or other committee with powers similar to those of the executive committee that has been designated and is in existence on the date hereof, then unless a person designated by the affirmative vote of the Series A Preferred Stock is a member of such committee and the

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rules of such committee  require that any action of the committee be affirmed by the unanimous vote of the members of the committee, then any action by the committee or the full Board of Directors shall require the affirmative vote of the Series A Preferred Stock.

         Section IV.     CONVERSION.

         A. Subject to IV(C), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof at any time, into 9,500 whole shares of fully paid and nonassessable Common Stock by giving notice of such conversion at the principal place of business of the Corporation to the attention of the Secretary (or at such other place or places, or to such other person's attention, as may be designated by the Corporation). Such notice shall state that the holder elects to convert such share of Series A Preferred Stock, or a stated number of shares thereof, in accordance with the provisions hereof, and shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued.

         B. As promptly as practicable after exercise by any holder of such holder's option to convert any Series A Preferred Stock, the Corporation shall deliver or cause to be delivered to or upon the written order of such holder

                  1. a certificate or certificates representing the number of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified consistent with all governing documents and agreements;

                  2. payment in an amount equal to all dividends declared with respect to each Series A Preferred Share converted which have not been paid prior thereto; and

                  3. a certificate representing any Series A Preferred Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  Each such conversion shall be deemed to have been made immediately prior to the close of business on the day the option to convert is exercised, and all rights of the converting holder as a holder of the Series A Preferred Stock surrendered for conversion shall cease at such time and the person or persons in whose name or names the certificate(s) for the Common Stock issuable upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time.

         C. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the "CONVERSION SHARES") shall be the amount set forth in part IV (A) unless an adjustment of the Conversion Shares is required pursuant to subparts 1 or 2 hereof, in which case the number of Conversion Shares shall be such adjusted amount.


                  1.     In case any of the following shall occur:

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                                (a)    any  reclassification  or  change  in the
                         outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or


                                (b) any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of, or change in, the outstanding Common Stock);


                                (c) (each of the foregoing, an "ORGANIC CHANGE") then, in each such case, the holders of the Series A Preferred Stock then outstanding shall have the right to convert such Series A Preferred Stock into the kind and amount of shares, other securities or property, including cash, which would have been receivable upon such Organic Change by a holder of the Common Stock that was issuable upon conversion of the Series A Preferred Stock had such Common Stock been issued and outstanding at the time of and on any record date for such Organic Change. In each such case, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of this Section IV shall be applicable to the Series A Preferred Stock. The Corporation shall not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. In connection with any provision made pursuant to the terms of the preceding sentence, provision shall also be made for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
                         Section IV. The above provisions of this part (D)(1) shall apply to successive Organic Changes.


                  2. In case the Corporation shall at any time subdivide or combine the outstanding Common Stock issuable upon conversion of the Series A Preferred Stock, then, in each such case, the Conversion Shares shall, effective as of the effective date of such subdivision or combination, be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.

         D. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares, solely for the purpose of issue upon conversion of the Series A Preferred Stock, as provided in this Section IV, such number of Common Stock as shall

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from time to time be  sufficient  to permit the  conversion  of all  outstanding
Series A Preferred Stock, and, upon the issuance thereof upon conversion, all in accordance with the provisions hereof, such Common Stock shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Stock.

         E. The issuance of certificates for Common Stock shall be made without charge for any tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock upon conversion of Series A Preferred Stock; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the converted Series A Preferred Stock, the Corporation shall not be required to issue or deliver any share certificate or certificates unless and until the holder has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due. Upon conversion of each share of Series A Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

         F. The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of the Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of Series A Preferred Stock required to make any governmental filings or to obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

         G. If any event occurs of the type contemplated by the provisions of this Section IV that is not expressly provided for by such provisions then the Corporation's Board of Directors shall make an appropriate adjustment in the number of Conversion Shares so as to protect the rights of the holders of Series A Preferred Stock.

         Section V.      REDEMPTION OF THE SERIES A PREFERRED STOCK

         A. The Corporation, at its option, may (except to the extent that the same shall have been converted into Common Stock) redeem, at any time on or after August 31, 2006, the whole (and not merely a part) of the Series A Preferred Stock then outstanding at the redemption price equal to $19,000 per share plus all dividends declared but unpaid thereon to the date of redemption (the "REDEMPTION PRICE"); provided, however, that no such redemption may occur unless during the twenty-day period commencing thirty days before

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the date on which the notice  referred to in Section V(B) is sent, the last sale price of the Common Stock on each day during such twenty-day period was at least two dollars per share (adjusted as appropriate for adjustments made pursuant to Section IV (C)).

         B. Not less than sixty days nor more than ninety days prior to the date fixed for any redemption of the Series A Preferred Stock, a notice specifying the time and place for such redemption and the redemption price shall be given by mail to the holders of record of the shares to be redeemed at their respective addresses as shown on the records of the Corporation. Such notice shall state that the holder's Series A Preferred Stock will be redeemed on the redemption date specified in the notice (the "REDEMPTION DATE") provided that written consent to such redemption is received by the Corporation from the holder no later than the second full Business Day prior to such Redemption Date, and that, if such notice is not received by such day, the holder's shares will be converted in accordance with the provisions of Section IV.

         C. On the Redemption Date, Redemption Price for such shares shall be payable to the order of the person whose name appears on the certificate or certificates evidencing the shares as the owner thereof. If on the Redemption Date the applicable Redemption Price therefor is either paid or made available for payment, then all rights of the holders thereof as shareholders of the Corporation shall terminate, except only the right to receive payment of the applicable Redemption Price

         D. Series A Preferred Stock redeemed pursuant to this Section V or converted pursuant to Section IV below shall thereupon be deemed retired and shall resume the status of authorized but unissued Preferred Stock (without serial designation) and may, subject to the provisions hereof, be reissued as Series A Preferred Stock or shares of any other series of Preferred Stock as determined by the Board of Directors of the Corporation.




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                  IN  WITNESS   WHEREOF,   the   undersigned   has  signed  this
Certificate as of ____, 2001.




                                      Gasco Energy, Inc.



                                      By /s/ MARK ERICKSON
                                        ----------------------------
                                           Mark Erickson
                                           President



                                      By /s/ HOWARD O SHARPE
                                        ----------------------------
                                          Howard Sharpe
                                           Secretary


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STATE OF COLORADO   )
                    ) ss.
COUNTY OF DENVER    )


         Sworn to and subscribed before me this 10th day of July, 2001, by Mark Erickson, President, and Howard O. Sharpe, Secretary, of Gasco Energy, Inc.


My Commission Expires 06-24-03
                                         /s/ MARY EK GIBBS
(S E A L)                               ------------------------------------
                                        Notary Public